Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Financial Results for the Quarter Ended March 31, 2005

SAN MATEO, Calif.—April 27, 2005—Siebel Systems, Inc. (NASDAQ: SEBL), the leading provider of customer-facing solutions, today announced financial results which were in-line with preliminary financial results presented on April 5, 2005, for the quarter ended March 31, 2005.

Financial Results for the First Quarter of 2005
Total revenues for the first quarter of 2005 were $299 million. License revenues were $75 million. Maintenance revenues were $123 million. Services and other revenues were $101 million.

Including the impact of a charge of $10.9 million for in-process product development related to the acquisition of edocs, Inc. on January 14, 2005, GAAP operating loss and operating margin for the first quarter of 2005 were $(21.9) million and (7.3)%, respectively. GAAP net loss and net margin for the first quarter of 2005 were $(4.0) million and (1.3)%, respectively. GAAP loss per share for the first quarter of 2005 was $(0.01) per share. The effective tax rate in the first quarter of 2005 was 35%.

Non-GAAP Financial Results for the First Quarter of 20051
Excluding the impact of a charge of $10.9 million for in-process product development related to the edocs acquisition, non-GAAP operating loss and operating margin for the first quarter of 2005 were $(11.0) million and (3.7)%, respectively. Non-GAAP net earnings and net margin for the first quarter of 2005 were $3.2 million and 1.1%, respectively. Non-GAAP earnings per share for the first quarter of 2005 were $0.01 per share.

Balance Sheet at March 31, 2005
The Company's cash, cash equivalents, and short-term investments were $2.196 billion as of March 31, 2005. The company generated $43 million of cash in the quarter, which was offset by $93 million paid in cash for edocs, resulting in a net $50 million reduction in cash from the end of 2004. Deferred revenue was $366 million as of March 31, 2005. Days sales outstanding in accounts receivable were 77 days for the first quarter of 2005.

"The shortfall in our license business is disappointing and we are taking immediate steps to improve our operating and financial performance," said George T. Shaheen, CEO of Siebel Systems. "We have the industry's leading CRM solutions, a market-leading 3.2 million deployed users and $2.2 billion in cash. We are committed to leveraging these substantial assets to better serve our customers and shareholders." Siebel Systems will hold a webcast Financial Analyst Day on May 5, 2005, from New York, to provide a further update on its business and strategy.

Other Quarterly Highlights
Over 3 Million Users Deployed: In the first quarter of 2005, Siebel Systems deployed approximately 290,000 additional live CRM users - a Company record for one quarter. By reaching an industry milestone of approximately 3.2 million total live CRM users, Siebel Systems' deployments surpass by several multiples the rest of the industry combined.

Select Wins: In the first quarter of 2005, Siebel Systems concluded new software licensing agreements with 72 customers and additional software licensing agreements with more than 172 existing customers. These select wins included Amylin Pharmaceuticals, Banco de Chile, Banco de Credito e Inversiones, Blue Cross & Blue Shield of Florida, Centers for Medicare and Medicaid Services, COVANCE Inc., Echostar Satellite Corporation, Fastweb SPA, Mercury Interactive Corporation, Penton Learning Systems, LLC, PROXISERVE Inc., Robert Bosch Gmbh, SITA (EGN BV), SITA France, SKF Data Service AB, Symrise GmbH & Co. KG, Nuon NV and Verizon Wireless.

Siebel CRM OnDemand Momentum: In the first quarter of 2005, Siebel CRM OnDemand Total Contract Value (TCV) grew approximately 245% over the first quarter of 2004 to $10.6 million and total subscribers increased approximately 18% over the fourth quarter of 2004 to approximately 33,000. Siebel Systems also introduced Siebel CRM OnDemand Release 7 which delivers the industry's first pre-built hosted contact center solution and enables organizations of all sizes to seamlessly manage customer communications across voice, email and web channels. In addition, Siebel Systems was recognized as a Leader in the hosted SFA market according to a March 2005 Forrester Wave2 report which gave Siebel CRM OnDemand the highest rating for product strategy and vision and cited its strong customization and integration tools, deep industry-specific offerings, and the ability to offer hybrid deployments.

edocs, Inc. Acquisition Closed: Siebel Systems closed and is rapidly integrating its acquisition of edocs, a leader in eBilling and customer self-service software solutions. The acquisition accelerates Siebel's penetration of the multi-billion dollar eBilling and self-service markets.

Siebel Positioned in Leader Quadrant in Analyst Firm's Magic Quadrants3: Siebel has been positioned in the Leader quadrant of Gartner Inc.'s Magic Quadrant for Field Service Management, 2005 and for CRM Customer Service and Support (CSS) Applications, 2005. According to Gartner, Leaders are performing well today, have a clear vision of market direction, and are actively building competencies to sustain their leadership position in the market.

Subsequent Events
Strong Attendance at Siebel Users Week: Siebel Systems hosted Siebel User Week 2005, Barcelona, in April. Attendance increased approximately 14% over the prior year to 2,100 attendees and included 62 customers presenting Siebel solution successes. Siebel Systems also simultaneously hosted its first Business Intelligence Summit in EMEA.

Siebel 7.8 Released: Siebel Systems announced the latest version of its industry-leading CRM solutions suite Siebel 7.8 which includes significant new and enhanced features - including advanced order management and embedded analytics capabilities - that enable companies to increase sales and service velocity by enabling more efficient and effective product, pricing and promotions management across multiple channels. Siebel 7.8 provides sales and service organizations with a single, complete view of all customer assets and past interactions and makes this information available to customer-facing employees at the point of contact with the customer. This real-time insight will enable sales and service professionals to gain deep insight about their customers and, for the first time, be able to use this knowledge to better assess customer needs and act decisively, in real time, to provide relevant products and services.

About Siebel Systems
Siebel Systems is the world's leading provider of customer-facing solutions that deliver demonstrable business results and long-term competitive advantage. Siebel's multichannel offerings allow organizations to intelligently manage and coordinate all customer interactions across the Web, contact center, field sales/service force, branch/retail network, and indirect and partner distribution channels. Siebel solutions draw upon the company's best-in-class capabilities in customer relationship management (CRM), business intelligence, and customer data integration and can be deployed as licensed software or as a hosted service. Siebel solutions are tailored to the unique needs of 23 industries and incorporate industry-specific business processes, best practices, and business insight. They are the product of more than $2 billion in R&D investments and reflect over 11 years of experience with more than 4,000 organizations. Together with its extensive global network of alliance partners, Siebel provides the people, process, and technology expertise critical in driving business value from the deployment of customer-facing solutions. Over 3 million users worldwide in organizations of all sizes depend on Siebel solutions to deliver dramatic improvements in how they identify, acquire, retain, and serve customers. For more information, visit www.siebel.com.

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Investor Contact: Terry Lee Siebel Systems Investor Relations (650) 295-5656 Investor.relations@siebel.com	Media Contact: Stacey Burbach Siebel Systems Public Relations (480) 377-3725 stacey.burbach@siebel.com

For more information on Siebel Systems solutions and services, please visit our Web site: CRM - http://www.siebel.com/crm; OnDemand Solutions - http://www.crmondemand.com; Industry CRM - http://www.siebel.com/industry-crm; Call Center & Service - http://www.siebel.com/call-center; Sales Force Automation - http://www.siebel.com/sales-force-automation; Marketing Automation - http://www.siebel.com/marketing-automation; Business Intelligence - http://www.siebel.com/business-intelligence; Integration Solutions - http://www.siebel.com/integration-solutions; CRM Services - http://www.siebel.com/crm-services

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. Future operating results of Siebel Systems may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer relations, such as the availability of Siebel Systems' products and services, customer implementation of products and services, relationships with customers, third-party vendors and systems integrators, concentration of revenues in a relatively small number of customers, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems' Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

______________

1 The company historically uses the non-GAAP financial measures of income discussed above to evaluate internally and to report results of its business. Siebel Systems believes that these measures best allow its management and investors to understand its activities and potential activities with customers. Siebel Systems believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company's industry, most of which present the same non-GAAP financial measures to investors.

The non-GAAP financial measures used within the company's earnings press release exclude a purchased in-process product development charge incurred in connection with the acquisition of edocs, Inc. on January 14, 2005.

Purchased in-process product development expenses are incurred solely in connection with an acquisition of a business or an asset purchase. The company has only incurred such a charge three other times in the past five years and, accordingly, the company believes that the charge associated with the purchased in-process product development is unusual and infrequent. As a result, the company believes that providing specific financial information on the costs of such expenses, as well as providing non-GAAP income measures that exclude such costs, best allows investors to understand both the costs and benefits of the purchased in-process product development and the company's ongoing business activities during the quarter.

Management believes that its non-GAAP financial measures provide an additional tool for investors to evaluate ongoing operating results and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein. The following is a reconciliation of certain non-GAAP measures to their most comparable GAAP measures (in thousands, except earnings per share and margins):

                                             Operating  Operating     Net     Operating  Earnings
                                              Income     Margin     Income     Margin    Per Share
                                             ---------- ---------  ---------  ---------  ---------
GAAP Measure                                  ($21,915)    (7.3%)   ($3,999)     (1.3%)    ($0.01)
                                             ---------- ---------  ---------  ---------  ---------
Adjustments
    Purchased in-process product development   $10,890       3.6%   $10,890        3.6%     $0.02
    Income tax expense                              --        --    ($3,717)     (1.2%)        --
                                             ---------- ---------  ---------  ---------  ---------
       Total adjustments                       $10,890       3.6%    $7,173        2.4%     $0.02
                                             ---------- ---------  ---------  ---------  ---------
Non-GAAP Measure                              ($11,025)    (3.7%)    $3,174      (1.1%)     $0.01
                                             ========== =========  =========  =========  =========

2 The Forrester Wave: Hosted Sales Force Automation, Q1 2005, L. Herbert (with Erin Kinikin and Jessica Harrington), March 31, 2005.

3 The Magic Quadrants are copyrighted February 22, 2005 and March 21, 2005, by Gartner, Inc. ("Magic Quadrant for Field Service Management, 2005" by Michael Maoz and "Magic Quadrant for CRM Customer Service and Support Applications, 2005" by Michael Maoz) and are reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner's Magic Quadrant positions vendors in a particular market segment based on their completeness of vision and their ability to execute on that vision. Completeness of vision includes criteria such as market focus and business, financial, product and technology/architecture strategy. Ability to execute evaluates criteria such as viability (including financial and strength of management team), product functionality, the vendor's ability to provide implementation and support services, technology and architecture expertise such as the ability to flexibly integrate and configure its applications to business processes outside its own applications set and across multiple channels and business functions, pricing and implementation costs, and customer references. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the "Leaders" quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including warranties of merchantability or fitness for a particular purpose.

SIEBEL SYSTEMS, INC.
Consolidated Balance Sheets
 (In thousands, except per share data)

                                                                          December 31,     March 31,
                                                                              2004            2005
                                                                         -------------   -------------
Assets

Current assets:
   Cash and cash equivalents..........................................   $    560,377    $    545,340
   Short-term investments.............................................      1,686,111       1,650,936
                                                                         -------------   -------------
          Total cash, cash equivalents and short-term investments.....      2,246,488       2,196,276

   Accounts receivable, net...........................................        293,527         254,951
   Deferred income taxes..............................................         17,542          22,542
   Prepaids and other.................................................         53,894          34,396
                                                                         -------------   -------------
          Total current assets........................................      2,611,451       2,508,165

Property and equipment, net...........................................         83,908          78,568
Goodwill..............................................................        208,306         286,886
Intangible assets, net................................................         23,004          42,693
Other assets..........................................................         36,937          33,757
Deferred income taxes.................................................        123,828         116,487
                                                                         -------------   -------------
          Total assets................................................   $  3,087,434    $  3,066,556
                                                                         =============   =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable...................................................   $     10,048    $     18,522
   Accrued expenses...................................................        346,672         266,652
   Restructuring obligations..........................................         30,639          29,953
   Deferred revenue...................................................        357,223         365,979
                                                                         -------------   -------------
          Total current liabilities...................................        744,582         681,106

Restructuring obligations, less current portion.......................         75,227          67,354
Other long-term liabilities, less current portion.....................         20,981          24,506
                                                                         -------------   -------------
          Total liabilities...........................................        840,790         772,966
                                                                         -------------   -------------

Stockholders' equity:
  Common stock; $0.001 par value; 2,000,000 shares authorized;
     508,953 and 516,095 shares issued and outstanding, respectively..            509             516
  Additional paid-in capital..........................................      1,635,652       1,723,011
  Deferred compensation...............................................         (2,993)        (13,150)
  Accumulated other comprehensive income..............................         70,541          44,277
  Retained earnings...................................................        542,935         538,936
                                                                         -------------   -------------
          Total stockholders' equity..................................      2,246,644       2,293,590
                                                                         -------------   -------------
          Total liabilities and stockholders' equity..................   $  3,087,434    $  3,066,556
                                                                         =============   =============

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                  Three Months Ended
                                                                        March 31,
                                                                 ---------------------
                                                                    2004       2005
                                                                 ---------- ----------
Revenues:
   Software....................................................  $ 126,799  $  74,978
   Professional services, maintenance and other................    202,488    223,960
                                                                 ---------- ----------
       Total revenues..........................................    329,287    298,938
                                                                 ---------- ----------
Cost of revenues:
   Software....................................................      3,207      3,898
   Professional services, maintenance and other................    108,214    112,964
                                                                 ---------- ----------
       Total cost of revenues..................................    111,421    116,862
                                                                 ---------- ----------
            Gross margin.......................................    217,866    182,076
                                                                 ---------- ----------
Operating expenses:
   Product development.........................................     72,633     74,717
   Sales and marketing.........................................     86,398     92,274
   General and administrative..................................     21,699     25,618
   Restructuring and related expenses..........................        571        492
   Purchased in-process product development....................         --     10,890
                                                                 ---------- ----------
       Total operating expenses................................    181,301    203,991
                                                                 ---------- ----------
            Operating income (loss)............................     36,565    (21,915)

Other income, net..............................................     11,755     15,763
                                                                 ---------- ----------
            Income (loss) before income taxes..................     48,320     (6,152)
Income taxes (benefit).........................................     17,340     (2,153)
                                                                 ---------- ----------
            Net income (loss)..................................  $  30,980  $  (3,999)
                                                                 ========== ==========

Diluted net income (loss) per share............................  $    0.06  $   (0.01)
                                                                 ========== ==========
Shares used in diluted share computation.......................    546,401    512,963
                                                                 ========== ==========

Basic net income (loss) per share..............................  $    0.06  $   (0.01)
                                                                 ========== ==========
Shares used in basic share computation.........................    501,128    512,963
                                                                 ========== ==========

SIEBEL SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
 (In thousands)

                                                                               Three Months Ended
                                                                                   March 31,
                                                                            ------------------------
                                                                                2004         2005
                                                                            ------------ -----------
Cash flows from operating activities:
   Net income (loss)....................................................... $    30,980  $   (3,999)
   Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Write-off of purchased in-process product development................          --      10,890
      Depreciation and amortization........................................      33,383      22,119
      Tax benefit from exercise of stock options...........................       1,500      51,379
      Deferred income taxes................................................        (465)         --
      Provision for (recovery of) doubtful accounts and sales returns......      (1,000)         --
      Other, net...........................................................        (789)     (1,821)
      Changes in operating assets and liabilities:
         Accounts receivable...............................................      30,234      51,900
         Prepaids and other................................................      14,305      22,171
         Accounts payable and accrued expenses.............................     (33,843)    (95,742)
         Restructuring obligations.........................................     (13,641)     (9,051)
         Deferred revenue..................................................      29,135          71
                                                                            ------------ -----------
           Net cash provided by operating activities.......................      89,799      47,917
                                                                            ------------ -----------
Cash flows from investing activities:
   Purchases of short-term investments, net of sales.......................     (30,939)     18,776
   Purchases of property and equipment, net................................        (225)     (3,096)
   Purchase consideration for acquired businesses, net of cash received....      (4,817)    (93,088)
   Other, net..............................................................          --       4,979
                                                                            ------------ -----------
           Net cash used in investing activities...........................     (35,981)    (72,429)
                                                                            ------------ -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock, net of repurchases..............      29,379      24,749
   Repayments of capital lease obligations.................................      (3,278)     (2,024)
                                                                            ------------ -----------
           Net cash provided by financing activities.......................      26,101      22,725
                                                                            ------------ -----------
Effect of exchange rate fluctuations.......................................      (3,766)    (13,250)
                                                                            ------------ -----------
Change in cash and cash equivalents........................................      76,153     (15,037)
Cash and cash equivalents, beginning of period.............................     546,542     560,377
                                                                            ------------ -----------
Cash and cash equivalents, end of period................................... $   622,695  $  545,340
                                                                            ============ ===========

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